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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
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        Date of Report (date of earliest event reported):  June 5, 1997
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                                Medcross, Inc.
            (Exact name of registrant as specified in its charter)
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          Florida                     0-17973                 59-2291344
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)

        13751 South Wadsworth Park Drive, Suite 200, Draper, UT  84020
                   (Address of principal executive offices)

      Registrant's telephone number, including area code:  (801) 576-5000

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ITEM 5. OTHER EVENTS

     On June 6, 1997, Medcross, Inc. (the "Company") entered into a term loan agreement ("Loan Agreement") and promissory note ("Note") with Winter Harbor, L.L.C. (the "Lender" or the "Investor") pursuant to which the Lender agreed to loan to the Company the principal sum of $2,000,000 (the "Loan") for capital expenditures and working capital purposes. In addition to the Loan Agreement and Note, the Company executed and delivered to Lender a pledge agreement ("Pledge Agreement") pursuant to which the Company granted to the Lender a security interest in all of the issued and outstanding capital stock of I-Link Communications, Inc., a Utah corporation ("I-Link") and Family Telecommunications, Incorporated, a Utah corporation ("FTI"), each of which is a wholly-owned subsidiary of the Company. In addition, I-Link and FTI each executed a subsidiary guaranty ("Guaranty") pursuant to which I-Link and FTI each guaranteed the obligations of the Company to Lender under the Loan Agreement and Note. Further, I-Link and FTI each executed a security agreement ("Security Agreement") pursuant to which I-Link and FTI granted to Lender a security interest in substantially all of their personal property as collateral security for their obligations under the Guaranty and for the Company's obligations under the Loan Agreement and the Note.

     As further consideration for Lender's commitment to make the Loan, the Company granted to Lender a warrant ("Loan Warrant") to purchase up to five hundred thousand (500,000) shares of common stock of the Company (the "Common Stock") at a purchase price of $4.97 per share, subject to adjustment, pursuant to the terms of a Warrant Agreement between the parties. The Loan Warrant expires on March 11, 2002, and contains demand and piggyback registration rights and customary anti-dilution terms.

     The maturity date of the Note is October 15, 1998; however, the Loan Agreement anticipates an equity investment in the Company by the Lender (the "Investment"). Upon closing of the Investment, all principal and accrued interest then due under the Note shall be credited toward payment of the Lender's purchase price for the Investment and the Note shall be cancelled. As provided in the Loan Agreement, if the Company fails to negotiate in good faith with the Lender, and as a consequence thereof the parties have not entered into a letter of intent summarizing the principal terms of the Investment by September 1, 1997, or have not executed definitive agreements with respect to the Investment by October 15, 1997, then in either such case, the Company shall be required to make a mandatory prepayment of the Loan in an amount equal to the entire outstanding principal balance of the Loan plus all accrued interest, within three days of such date. Mandatory prepayment is also required if there is a sale by the Company or any of its subsidiaries of any material assets, or if the Company issues or sells any shares of its capital stock or other equity interest or incurs any indebtedness for borrowed money. In the latter cases, the mandatory prepayment amount shall be equal to 100% of the Company's net cash proceeds of such sale, up to the total amount of principal and accrued interest then due under the Note.

     Also on June 6, 1997 the Company executed a letter of intent ("LOI") with the Investor as to the Investment. The LOI serves as the basis for negotiations between the parties and the

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definitive terms of the Investment may differ from the terms set forth herein.
The LOI contemplates that the Investor will invest $12,100,000 in a series of the Company's convertible preferred stock to be created (the "Series M Preferred Stock"). The Investor will purchase 4,400,000 shares of Series M Preferred Stock for $2.75 per share. The Series M Preferred Stock will be entitled to receive cumulative dividends in the amount of 10% per annum before any other class of preferred or common stock receives any dividends. Thereafter, the Series M Preferred Stock will participate with the common stock in the issuance of any dividends on a per share basis. The Series M Preferred Stock will be senior to all other series of the Company's preferred stock or Common Stock as to liquidation rights, which rights shall be deemed to include accrued or unpaid dividends relating to the Series M Preferred Stock. The Series M Preferred Stock shall be convertible at any time prior to the fifth anniversary of its issuance, at the sole option of the Investor, into shares of Common Stock on a one-to-one basis; provided, however, that the Series M Preferred Stock shall be automatically converted to Common Stock on the fifth anniversary of its issuance at no cost to the Investor. The conversion price shall be equal to the lower of $2.75 per share or 50% of the average closing bid price of the Common Stock for the ten trading days immediately preceding the fifth anniversary of issuance. The basis for discretionary conversion, or the conversion price for automatic conversion, shall be adjusted upon the occurrence of certain events, including without limitation, issuance of stock dividends, recapitalization of the Company, or the issuance of stock by the Company at less than the fair market value thereof. Conversion of the Series M Preferred Stock will be subject to approval by the Company's shareholders of an increase in the number of shares of authorized capital stock at the Company's next annual shareholders meeting. The Series M Preferred Stock will vote with the Common Stock on an as-converted basis on all matters which are submitted to a vote of the stockholders, except as may otherwise be provided by law or by the Company's Articles of Incorporation or By-laws; provided, however, that the Series M Preferred Stock will have the right to appoint two members of the Company's board of directors. As stated above, upon closing of the issuance of the Series M Preferred Stock, the Investor shall be entitled to a credit against the purchase price of the Series M Preferred Stock in the amount of principal and accrued interest under the Loan, and the Note evidencing the Loan shall be cancelled.

     As additional consideration for its equity financing commitments, the Investor will be issued additional warrants by the Company to acquire (a) 2,500,000 shares of Common Stock at an exercise price of $2.75 per share (the "Series A Warrants"), (b) 2,500,000 shares of Common Stock at an exercise price of $4.00 per share (the "Series B Warrants") and (c) 5,000,000 shares of Common Stock at an exercise price of $9.31 (the "Series C Warrants"). The respective exercise prices for the Series A Warrants, the Series B Warrants and the Series C Warrants (collectively, the "Investment Warrants") shall be subject to adjustment. The Series A Warrants will be exercisable at any time for thirty months from the date of issuance, and the Series B Warrants and Series C Warrants will be exercisable at any time for sixty months from the date of issuance. All of the Investment Warrants (i) will have demand registration rights and anti-dilution rights and (ii) will contain standard cashless exercise provisions.

     The LOI also provides that, in the event that certain stockholders of the Company (including key management) propose to effect a transfer to a third party of their interests in the
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Company, then the Investor shall have the option to require such selling stockholders to provide the Investor the right to participate in such transaction on the same terms and conditions as the selling stockholders. Further, the Investor shall have (i) preemptive rights with respect to future issuances of equity interests or securities convertible into or exchangeable for equity interests of the Company in order that the Investor may maintain its proportional economic interest in the Company, (ii) a put right to cause the Company to purchase all of the equity interests then held by Investor in the Company at the fair market value of such equity interests, in the event of a change of control of the Company, (iii) the right to require holders of warrants to acquire an aggregate of 1,000,000 shares of Common Stock, which warrants have an exercise price of $2.00 or less per share, to enter into agreements with the Investor to sell such warrants to the Investor for an aggregate purchase price of $1,000,000, and (iv) the right to review and approve the existing employment, non-competition and consulting agreements of the Company's key executives.

     On June 5, 1997 the Company entered into a letter of agreement (the "MLOI") with MIBridge, Inc., a New Jersey corporation ("MIBridge") and Mr. Dror Nahumi, the principal shareholder of MIBridge, pursuant to which the Company will enter into negotiations with MIBridge to acquire all of the issued and outstanding stock of MIBridge (the "Acquisition"). MIBridge is the owner of patent-pending audio-conferencing technology and is a leader in creating speech-encoding and compression algorithms designed to produce superior audio quality and lower delay over low-band networks. The MLOI serves as the basis for negotiations between the parties and the definitive terms of the Acquisition may differ from the terms set forth herein. The MLOI contemplates that the Company will pay the stockholders of MIBridge (the "Selling Stockholders") consideration consisting of (i) an aggregate $2,000,000 in cash, payable in quarterly installments over three years, and (ii) an aggregate 1,000 shares of a series of the Company's convertible preferred stock to be created (the "Series D Preferred Stock"). The 1,000 shares of Series D Preferred Stock will be convertible at the option of the Selling Shareholders, at any time during the nine months following the closing of the Acquisition, into such number of shares of Common Stock as shall equal the sum of $6,250,000 divided by $9.13 (the "Conversion Price"), which price was the closing bid price of the Company's Common Stock on June 5, 1997. On the nine-month anniversary of the closing of the Acquisition, any unconverted Series D Preferred Stock shall automatically convert to Common Stock. In either case, the Series D Preferred Stock shall be converted at the lower of the Conversion Price or the average closing bid price for the five trading days immediately preceding the date the Company receives notice of conversion or the automatic conversion date, as the case may be. The Series D Preferred Stock shall be entitled to participate in any dividends which may be declared for Common Stock on an as-converted basis. The Selling Stockholders shall receive piggy-back registration rights whereby they may participate in any registration of securities the Company my undertake after the first anniversary of the closing of the Acquisition (excluding registrations of employee benefit plan securities). Conversion of the Series D Preferred Stock will be subject to approval by the Company's shareholders of an increase in the number of shares of authorized capital stock at the Company's next annual shareholders meeting.

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The MLOI further provides that the Company shall enter into an employment contract with Mr. Nahumi providing terms, conditions and benefits similar to those provided in employment contracts with existing members of the Company's senior management, including standard confidentiality, non-competition and assignment of invention provisions. Mr. Nahumi's annual salary shall be at least $100,000, and Mr. Nahumi will devote his full time to managing the operations of MIBridge under the direction of the Company.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

99(a) Loan Agreement dated as of June 6, 1997, by and between the Company and Winter Harbor, L.L.C. ("Lender" or "Investor").
99(b) Promissory Note dated June 6, 1997, in the principal amount of $2,000,000, made by Company in favor of Lender.
99(c) Warrant Agreement dated as of June 6, 1997, by and between the Company and Lender; and related Warrant Certificate.
99(d) Pledge Agreement dated as of June 6, 1997, by and between the Company and Lender.
99(e) Security Agreement dated as of June 6, 1997, by and among Family Telecommunications, Incorporated ("FTI"), I-Link Communications, Inc. ("I-Link") and Lender.
99(f) Subsidiary Guaranty dated as of June 6, 1997, by and among FTI, I-Link and Lender.
99(g) Assignment for Security dated as of June 6, 1997, by and between I-Link and Lender.
99(h) Letter of Intent dated June 6, 1997, by and between the Company and Investor.
99(i) Term Sheet for Proposed Equity Investment by Winter Harbor, L.L.C., dated June 6, 1997.
99(j) Letter of Intent dated June 5, 1997, by and among the Company, MIBridge, Inc. and Dror Nahumi.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MEDCROSS, INC.
                                (Registrant)



Dated: June 20, 1997            By: /s/ John W. Edwards
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                                   John W. Edwards, President,
                                   Chief Executive Officer



Dated: June 20, 1997            By: /s/ Karl S. Ryser, Jr.
                                   -------------------------------------------
                                   Karl S. Ryser, Jr.,
                                   Chief Financial Officer



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